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                                CORE TRUST (DELAWARE)
                            INVESTMENT ADVISORY AGREEMENT


    AGREEMENT made the 2nd day of January, 1998 between Core Trust (Delaware) (the "Trust"), a business trust organized under the laws of the State of Delaware with its principal place of business at Two Portland Square, Portland, Maine 04101, and Forum Investment Advisors, LLC (the "Adviser"), a corporation organized under the laws of State of Delaware with its principal place of business at Two Portland Square, Portland, Maine 04101.

    WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended, (the "Act") as an open-end management investment company and is authorized to issue interests (as defined in the Trust's Trust Instrument) in separate series; and

    WHEREAS, the Trust desires that the Adviser perform investment advisory services for the series listed in Appendix A hereto (each such series, together with all other series subsequently established by the Trust and made subject to this Agreement in accordance with Section 9, being herein referred to as a "Portfolio," and collectively the "Portfolios"), and the Adviser is willing to provide those services on the terms and conditions set forth in this Agreement;

    NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

    SECTION 1.  THE TRUST; DELIVERY OF DOCUMENTS

    The Trust is engaged in the business of investing and reinvesting its assets in securities of the type and in accordance with the limitations specified in its Trust Instrument and Registration Statement filed with the Securities and Exchange Commission (the "Commission") under the Act, as may be supplemented from time to time, all in such manner and to such extent as may from time to time be authorized by the Trust's Board of Trustees (the "Board"). The Trust is currently authorized to issue eight series of interests and the Board is authorized to issue interests in any number of additional series. The Trust has delivered to the Adviser copies of the Trust's Trust Instrument and Registration Statement and will from time to time furnish the Adviser with any amendments thereof.

    SECTION 2.  INVESTMENT ADVISER; APPOINTMENT

    The Trust hereby employs the Adviser, subject to the direction and supervision of the Board, to manage the investment and reinvestment of the assets in each Portfolio and, without limiting the generality of the foregoing, to provide other services specified in Section 3 hereof.

    SECTION 3.  DUTIES OF THE ADVISER

    (a) The Adviser shall make decisions with respect to all purchases and sales of securities and other investment assets in each Portfolio. To carry out such decisions, the Adviser is hereby authorized, as agent and attorney-in-fact for the Trust, for the account of, at the risk of and in the name of the Trust, to place orders and issue instructions with respect to those transactions of the Portfolios. In all purchases, sales and other transactions in securities for the Portfolios, the Adviser is authorized to exercise full discretion and act for the Trust in the same manner and with the same force and effect as the Trust might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.

    (b) The Adviser will report to the Board at each meeting thereof all changes in each Portfolio since the prior report, and will also keep the Board informed of important developments affecting the Trust, the Portfolios and the Adviser, and on its own initiative, will furnish the Board from time to time with such information as the Adviser may believe appropriate for this purpose, whether concerning the individual companies whose securities are included in the Portfolios' holdings, the industries in which they engage, or the economic, social or political conditions prevailing in each country in which the Portfolios' maintain investments. The Adviser will also furnish


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the Board with such statistical and analytical information with respect to securities in the Portfolios as the Adviser may believe appropriate or as the Board reasonably may request.

    (c) In making purchases and sales of securities for the Portfolios, the Adviser will follow and comply with the policies set from time to time by the Board as well as the limitations imposed by the Trust's Trust Instrument and Registration Statement under the Act, the limitations in the Act and in the Internal Revenue Code of 1986, as amended, in respect of regulated investment companies and the investment objectives, policies and restrictions of the Portfolios.

    (d) The Adviser will from time to time employ or associate with such persons as the Adviser believes to be particularly qualified to assist in the execution of the Adviser's duties hereunder, the cost of performance of such duties to be borne and paid by the Adviser. No obligation may be incurred on the Trust's behalf in any such respect.

    (e) The Adviser shall either monitor the performance of brokers, dealers and other persons who introduce or execute purchases, sales and other transactions of securities and other investment assets of the Portfolios or select an introducing broker who shall, as part of its transaction charges, monitor such performance. Such persons may be affiliated with the Adviser, any investment subadviser or other affiliates of the Trust to the extent permitted by the Act.

    (f) The Adviser shall maintain records relating to portfolio transactions and the placing and allocation of brokerage orders as are required to be maintained by the Trust under the Act. The Adviser shall prepare and maintain, or cause to be prepared and maintained, in such form, for such periods and in such locations as may be required by applicable law, all documents and records relating to the services provided by the Adviser pursuant to this Agreement required to be prepared and maintained by the Trust pursuant to the rules and regulations of any national, state, or local government entity with jurisdiction over the Trust, including the Commission and the Internal Revenue Service. The books and records pertaining to the Trust which are in possession of the Adviser shall be the property of the Trust. The Trust, or the Trust's authorized representatives, shall have access to such books and records at all times during the Adviser's normal business hours. Upon the reasonable request of the Trust, copies of any such books and records shall be provided promptly by the Adviser to the Trust or the Trust's authorized representatives.

    SECTION 4.  DELEGATION OF THE ADVISER'S DUTIES

    The Adviser may carry out any of its obligations under this Agreement by entering into a contract with a person(s) who (i) is registered as an investment adviser pursuant to the Investment Advisers Act of 1940, as amended (the "Advisers Act"), or who is exempt from registration thereunder each SubAdviser; or (ii) is under the control of, and is supervised by, the Adviser ("Controlled Person") with respect to any investment advisory functions performed by such Controlled Person. The Adviser may not delegate any of its obligations under this Agreement unless it has instituted appropriate procedures for the supervision of the Controlled Person's activities.

    SECTION 5.  EXPENSES

    The Trust hereby confirms that the Trust shall be responsible and shall assume the obligation for payment of all the Trust's expenses, including: interest charges, taxes, brokerage fees and commissions; certain insurance premiums; fees, interest charges and expenses of the Trust's custodian and transfer agent; telecommunications expenses; auditing, legal and compliance expenses; costs of the Trust's formation and maintaining its existence; costs of preparing the Trust's registration statement, account application forms and interestholder reports and delivering them to existing and prospective interestholders; costs of maintaining books of original entry for portfolio and fund accounting and other required books and accounts and of calculating the net asset value of interests in the Trust; costs of reproduction, stationery and supplies; compensation of the Trust's trustees, officers and employees and the costs of other personnel performing services for the Trust; costs of Trust meetings; registration fees and related expenses for registration with the Commission and the securities regulatory authorities of other countries in which the Trust's interests are sold; state securities law registration fees and related expenses; and fees and out-of-


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pocket expenses payable to Forum Financial Services, Inc. under any placement agent, management or similar agreement.

    SECTION 6.  STANDARD OF CARE

    (a) The Adviser shall give the Trust the benefit of its best judgment and efforts in rendering its services to the Trust and shall not be liable for error of judgment or mistake of law, for any loss arising out of any investment, or in any event whatsoever, provided that nothing herein shall be deemed to protect, or purport to protect, the Adviser against any liability to the Trust or to the security holders of the Trust to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder, or by reason of reckless disregard of its obligations and duties hereunder. No provision of this Agreement shall be construed to protect any Trustee or officer of the Trust, or the Adviser, from liability in violation of Sections 17(h), 17(i) or 36(b) of the Act.

    (b) The Adviser shall not be held responsible for any loss incurred by reason of any act or omission of any dealer, broker or custodian; provided that such loss in not the result of the Adviser's willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder, or the result of the Adviser's reckless disregard of its obligations and duties hereunder.

    (c) This Section shall survive the termination of this Agreement and shall be binding upon the Trust's and the Adviser's successors and personal representatives.

    SECTION 7.  COMPENSATION

    For the services provided by the Adviser pursuant to this Agreement, the Trust shall pay the Adviser an advisory fee as set forth in Appendix B.

    SECTION 8.  EFFECTIVENESS, DURATION AND TERMINATION

    (a) This Agreement shall become effective with respect to a Portfolio immediately upon approval by a majority of the outstanding voting interests of that Portfolio.

    (b) This Agreement shall remain in effect with respect to a Portfolio for a period of two years from the date of its effectiveness and shall continue in effect for successive twelve-month periods (computed from each anniversary date of the approval) with respect to the Portfolio; provided that such continuance is specifically approved at least annually (i) by the Board or by the vote of a majority of the outstanding voting interests of the Portfolio, and, in either case, (ii) by a majority of the Trust's trustees who are not parties to this Agreement or interested persons of any such party (other than as trustees of the Trust); provided further, however, that if this Agreement or the continuation of this Agreement is not approved as to a Portfolio, the Adviser may continue to render to that Portfolio the services described herein in the manner and to the extent permitted by the Act and the rules and regulations thereunder.

    (c) This Agreement may be terminated with respect to a Portfolio at any time, without the payment of any penalty, (i) by the Board or by a vote of a majority of the outstanding voting securities of the Portfolio on 60 days' written notice to the Adviser or (ii) by the Adviser on 60 days' written notice to the Trust. This agreement shall terminate upon assignment.

    SECTION 9.  ADDITIONAL PORTFOLIOS

    In the event that the Trust establishes one or more series of after the effectiveness of this Agreement, such series shall become a Portfolio under this Agreement. Forum or the Trust may elect not to make any such series subject to this Agreement.


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    SECTION 10.  ACTIVITIES OF THE ADVISER

    (a) Except to the extent necessary to perform its obligations hereunder, nothing herein shall be deemed to limit or restrict the Adviser's right, or the right of any of the Adviser's officers, directors or employees who may also be a trustee, officer or employee of the Trust, or persons otherwise affiliated persons of the Trust to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association.

    (b) The Adviser represents that it is currently registered, and will during the entire period this Agreement is in effect be registered, as an investment adviser under the Advisers Act.

    SECTION 11.  LIMITATION OF INTERESTHOLDER AND TRUSTEE LIABILITY

    The Trustees of the Trust and the interestholders of each Portfolio shall not be liable for any obligations of the Trust or of the Portfolios under this Agreement, and the Adviser agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Trust or the Portfolio to which the Adviser's rights or claims relate in settlement of such rights or claims, and not to the Trustees of the Trust or the interestholders of the Portfolios.

    SECTION 12. NOTICE

    Any notice or other communication required to be given pursuant to this Agreement shall be in writing or by telex and shall be effective upon receipt. Notices and communications shall be given, if to the Trust, at:

         Two Portland Square
         Portland, Maine 04101
         Attention: Secretary

and if to the Adviser at:

         Two Portland Square
         Portland, Maine 04101
         Attention: Secretary

    SECTION 13.  MISCELLANEOUS

    (a) No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto and, if required by the Act, by a vote of a majority of the outstanding voting interests of the Portfolios thereby affected. No amendment to this Agreement or the termination of this Agreement with respect to a Portfolio shall effect this Agreement as it pertains to any other Portfolio.

    (b) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

    (c) This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

    (d) Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

    (e) This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of Delaware.


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    (f)  The terms "vote of a majority of the outstanding voting interests,"
"interested person," "affiliated person" and "assignment" shall have the meanings ascribed thereto in the Act to the terms "vote of a majority of the outstanding voting securities," "interested person," "affiliated person" and "assignment," respectively.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

                                     CORE TRUST (DELAWARE)


                                     -------------------------
                                     [             ]
                                       Trustee


                                     FORUM INVESTMENT ADVISORS, LLC


                                     -------------------------
                                     John Y. Keffer
                                       President


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                                CORE TRUST (DELAWARE)
                            INVESTMENT ADVISORY AGREEMENT


                                      APPENDIX A
                               PORTFOLIOS OF THE TRUST
                                AS OF JANUARY 2, 1998


                                    Cash Portfolio
                              Government Cash Portfolio
                               Treasury Cash Portfolio



                                      APPENDIX B
                                     FEE SCHEDULE


                                    Cash Portfolio
                              Government Cash Portfolio
                               Treasury Cash Portfolio


    With respect to each of the Portfolios, the Trust shall pay the Adviser a fee based upon the total average daily net assets of the Portfolios ("Total Portfolio Assets"). The Trust shall pay the Adviser a total fee of 0.06% for the first $200 million of Total Portfolio Assets, 0.04% of the next $300 million of Total Portfolio Assets, and 0.03% of the remaining Total Portfolio Assets. Such fees shall be accrued by the Trust daily with respect to each Portfolio in the proportion that Portfolio's average daily net assets bear to Total Portfolio Assets and shall be payable monthly in arrears on the first day of each calendar month. Upon the termination of this Agreement, the Trust shall pay to the Adviser such compensation as shall be payable prior to the effective date of such termination. The Adviser shall be paid a minimum annual fee of $50,000 for its services to the Trust with respect to the Portfolios. To the extent the Adviser has delegated its responsibilities with respect to a Portfolio to a SubAdviser, the Adviser shall be responsible for payment of compensation to the SubAdviser.


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